Exhibit 5

Olshan Grundman Frome Rosenzweig & Wolosky LLP Park Avenue Tower, 65 East 55th Street New York, New York 10022 (212) 451-2300 Facsimile (212) 451-2222 www.ogfrwlaw.com
New Jersey Office Waterview Plaza 2001 Route 46, Suite 202 Parsippany, New Jersey 07054 (973) 541-1999 Facsimile (973) 541-9129

September ____, 2004

Ness Technologies, Inc.

Ness Tower

Atidim High-Tech Industrial Park

Building 4

Tel Aviv 61580, Israel

Re: Form S-1 Registration Statement (Registration No. 333-115260)

Ladies and Gentlemen:

                                We have acted as counsel to Ness Technologies, Inc., a Delaware corporation (the “Company”), in connection with the Company’s Registration Statement on Form S-1 (File No. 333-115260) initially filed with the Securities and Exchange Commission (the “Commission”) on May 7, 2004 (as amended through the date hereof, the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”).  The Registration Statement relates to the registration of the offer and sale of up to 11,672,000 shares of the common stock, par value $0.01 per share, of the Company (the “Common Stock”), which may be offered by the Company and certain selling stockholders pursuant to the Registration Statement, including (i) 7,528,896 shares (the “Primary Shares”) of Common Stock, which may be offered by the Company pursuant to the Registration Statement, (ii) 4,143,104 shares of Common Stock, which may be offered by  selling stockholders pursuant to the Registration Statement, and (iii) 1,750,800 shares (the “Over-Allotment Shares” and together with the Primary Shares, the “Shares”) of Common Stock, which may be offered by the Company to cover over-allotments pursuant to the Registration Statement. This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act.

                                In connection with this opinion, we have examined the Company’s Certificate of Incorporation and By-Laws, each as amended to date, the Registration Statement and such other documents as we have considered appropriate for purposes of this opinion.

We have also reviewed such other matters of law and examined and relied upon such other documents, records and certificates as we have deemed relevant hereto.  In all such examinations we have assumed conformity with the original documents of all documents submitted to us as conformed or photostatic copies, the authenticity of all documents submitted to us as originals and the genuineness of all signatures on all documents submitted to us. As to any facts material to this opinion that we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

On the basis of the foregoing and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that the Shares have been duly authorized by the requisite corporate action on the part of the Company and, when duly delivered against payment therefor, as contemplated by the Underwriting Agreement filed as Exhibit 1.1 to the Registration Statement, will be validly issued, fully paid and non-assessable.

The foregoing opinion is limited to the General Corporation Law of the State of Delaware. We express no opinion herein as to any other laws, statutes, regulations or ordinances. This opinion is given as of the date hereof and we assume no obligation to update or supplement such opinion to reflect any facts or circumstances that may hereafter come to our attention or any changes that may hereafter occur. This opinion is being furnished solely for the Company’s benefit in connection with the issuance, offer and sale of the Shares and is not to be used, quoted or otherwise referred to for any other purpose without our prior written consent.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference made to our firm under the caption “Legal Matters” in the Prospectus constituting part of the Registration Statement. In giving such consent, we do not thereby concede that our firm is within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

OLSHAN GRUNDMAN FROME ROSENZWEIG & WOLOSKY LLP